Exhibit (14)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 16, 2012, relating to the financial statements and financial highlights of Fidelity Stock Selector All Cap Fund and of our report dated January 16, 2013, relating to the financial statements and financial highlights of Fidelity Advisor Strategic Growth Fund, appearing in the Annual Reports on Form N-CSR of Fidelity Stock Selector All Cap Fund and Fidelity Advisor Strategic Growth Fund for the year ended September 30, 2012 and November 30, 2012, respectively, and to the references to us under the headings "Additional Information About The Funds," "Miscellaneous - Experts" and "Representations and Warranties of the Acquiring Fund" in the Proxy Statement and Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
____________________________
Boston, Massachusetts
January 31, 2013